UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2004

Media and Entertainment.com, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10120 S. Eastern Avenue, Suite 200, Las Vegas, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 492-1282

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

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INTRODUCTORY COMMENT

This Form 8-K is an amendment to the Current Report on Form 8-K filed on August 10, 2004, reporting the signing of the an Agreement and Plan of Reorganization by and among Media and Entertainment.com, Inc., Winsonic Acquisition Sub, Inc., Winsonic Holdings, Ltd and Winston D. Johnson.

SECTION 2- FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS

On October 7, 2004 Winsonic Acquisition Sub, Inc., a newly formed Nevada corporation (“Merger Sub”), merged with and into Winsonic Digital Cable Systems Network, Ltd. f/k/a Winsonic Holdings, Ltd., a California corporation (“Winsonic”) with Winsonic Digital Cable Systems Network, Ltd. being the surviving corporation (the “Merger”) pursuant to a certain Agreement and Plan of Reorganization (the “Agreement”) dated July 16, 2004, as amended, by and among Media and Entertainment.com, Inc. (the “Company”), Merger Sub, Winsonic Holdings, Ltd. and Winston D. Johnson. Pursuant to the Agreement, Winsonic became a wholly-owned subsidiary of the Company and Mr. Johnson, the Chief Executive Officer and formerly the sole shareholder of Winsonic and the Company’s Chief Executive Officer, became a controlling shareholder of the Company.

Following the Merger, the Company obtained approval from its senior management holding in excess of a majority of the issued and outstanding Common Stock to change the Company’s name to Winsonic Digital Cable Media Group. The Company is in the process of filing qualifications to do business under such name and will make all necessary filings with the Securities and Exchange Commission (the “Commission”), as well as the State of Nevada to effect such name change. In the meantime, the Company has applied to the NASD’s OTC Bulletin Board to change the Company’s symbol from MEDE toWDMG which the Company expects to become effective upon its filing of the Information Statement with the Commission.

As a result of the Agreement (i) each outstanding share of common stock of the Merger Sub was converted into one fully paid and non-assessable share of common stock of Winsonic; (ii) each outstanding share of common stock of Winsonic issued and outstanding immediately prior to the Merger was converted into fully paid and non-assessable shares of common stock of the Company determined by a formula disclosed in the Agreement (the “Exchange Ratio”) for an aggregate of 10 million shares (the “Merger Shares”) of the Company’s Common Stock, as described below; (iii) all options, warrants, convertible notes and other rights entitling the holder to acquire any shares of Winsonic common stock, by virtue of the Merger now entitle the holder of such instrument to purchase such number of shares of the Company’s common stock as would have been issued at the Exchange; and (iv) Winsonic common stock held by Winsonic immediately prior to the merger was canceled.

Under the Agreement, the Company issued to Winston Johnson the 10 million Merger Shares less then 2 million shares previously issued to Mr. Johnson under his July 2003 Services Agreement. However, as part of the Merger, as of October 7, 2004, the Company entered into exchange agreements (the “Exchange Agreement”) with Winston D. Johnson and various creditors of Winsonic (the “Warrantholders”) whereby the Company agreed to allow Winston Johnson to assign a portion of his 8 million shares (the “Exchange Shares”) that he received upon the consummation of the Merger to Winsonic Warrantholders in consideration of Winston Johnson assuming an aggregate of $2,600,000 of obligations of Winsonic to the Warrantholders at an exchange price of $1.00 per share.

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In addition, as of October 7, 2004, the Company entered into a Shareholder Agreement with Winston Johnson, Jon Jannotta and Nana Yalley (the “Principal Shareholders”), whereby the Principal Shareholders agreed not to sell, encumber, hypothecate or otherwise dispose of any of their shares of Common Stock without the unanimous approval of the other non-selling Principal Shareholders. Notwithstanding the foregoing, (i) Winston Johnson may transfer any or all of (A) the 2 million shares he received pursuant to a July 18, 2003 Consulting Agreement; and (B) the Exchange Shares pursuant to the terms and conditions of the Exchange Agreement; and (ii) any or all of the Principal Shareholders may sell their shares in accordance with the volume limitations of Rule 144 promulgated under the Securities Act of 1933, as amended.

Business

Media and Entertainment.com, Inc. is a media distribution solutions company. We believe that our software and network establishes a new standard for media distribution of digital information via the Internet, ATM, SDI, HDTV, digital cable, cable TV and satellite. Our network enables users to view, interact, and listen to all types of audio, online video and digital TV, in full screen format, at high speed, high quality, and greatly reduced cost, reducing the need for expensive high-speed connections.

We are pursuing the commercialization of our products, which we believe establishes a new standard for media distribution of digital content and information seamless compatibility with all major networks, copyright enforcement, multi-tier encryption (move files in a secure environment), wireless viewing capabilities for laptops and hand held products, such as cellular telephones and PDA devices. Media and Entertainment.com and Winsonic facilities-based products and services in out of franchise markets enable communications companies such as Verizon to partner with Winsonic and us to provide services to their customers. Other services include high-end consulting services in the areas of programming, audio research and engineering, as well as digital transport world wide telecommunications services for film and television.

Winsonic Digital Cable Systems Network (“WDCSN”) concentrates on carrier-class high-speed connectivity solutions that bring together a first-class facility around the country along with network, multimedia, and content distribution communication services to its customers, without requiring substantial capital investments. Verizon and Level 3 have teamed with Winsonic to implement a high-end facilities-based infrastructure to aid and facilitate voice transport, audio, video, data, media and broadcast content over protocol-independent multi-layered communication systems.

To better understand the effects of this changing landscape, evidenced by cable industry consolidation, cross industry completion and technical standards, we have examined the underlying drivers, both from a market and technology viewpoint. The market dynamics underlying the local distribution of video, voice and data are a result of historically non-competing industries, including cable, long distance and regional telephone operating companies. Changes in government regulation and the consumer demand for choice are driving the new environment.

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Winsonic has built upon its long-term business model that incorporates reliable technical support and service levels. This offers network resilience and sustainable growth for its infrastructure and customer base. This business model is expected to provide multiple revenue streams enabling Winsonic to fully realize its expansion position and potential. The result is one of the most comprehensive and cost effective product portfolios for the industry: one which establishes a reputation as an established and respected facilities-based media and entertainment distribution service and network provider.

The network provides WinSonic Digital Cable’s customers an enhanced gateway to national and international communication lines. With the network as a foundation, WinSonic provides their customers sophisticated, state of the art application software and hardware solutions tailored to meet their specific needs. These applications include but are not limited to: Carrier solutions for regional phone companies such as special software that provides networks the capability of accommodating all software platforms as well custom hardware platforms that facilitate consumer, medical, commercial, and government applications.

Custom application development for Voice over internet protocol, standard national and international communications, PDA, audio/video transport, e-commerce, radio frequency devices, television and satellite broadcast. Building out digital television networks that accommodate, high definition television, streaming video and real time interactive networks.

WinSonic Digital’s objective is to maximize product performance while reducing cost through technology innovation. For a more detailed explanation of Winsonic Digital’s capabilities we invite you to visit the WinSonic website at: www.winsonic.net.

Management

Our Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director holds office for a term of one year, or until a successor has been duly elected and qualified, or until his earlier death, resignation or removal. Our executive officers are appointed annually by our Board of Directors and serve at the discretion of the Board of Directors. Each director has been elected to the Board of Directors pursuant to his employment agreement or consulting agreement. Our directors and executive officers are as follows:

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Name	Age	Principal Positions and Offices with our Company

Winston Johnson	46	Co-Chairman of the Board and Chief Executive Officer

Jon J. Jannotta	55	Co-Chairman of the Board and President

Nana Yalley	43	Executive Vice President and Vice Chairman of the Board

Set forth below is a brief description of the background of each of our executive officers and directors, based on information provided to us by them.

Winston Johnson has been the Co-Chairman of the Board and Chief Executive Officer of the Company since December 2003. Mr. Johnson founded Winsonic Holdings, Ltd. in 2002, as a successor to a company he founded in 1996, and has been its Chairman of the Board and controlling stockholder since then. Mr. Johnson, who started in the music, computer science, and communications industries in the 1970s, pioneered technological innovations in music, computer and sound engineering such as the Winsonic Process.

The WinSonic Process, a digital compression technology that produces a superior sounding product, has been used to enable record and film companies to record and distribute high-end voice, data, text, audio and video files throughout the world. Chairman of Winsonic Digtal Media Group (MEDE), Winsonic Digital Cable Systems Network, Entertainment Industry Broadband Initiative co-founder and Technology Group Chairman, and Co-founder of UBNetworks, a competitive local exchange carrier and national backbone provider that he helped to take public in 2000. Winston Johnson Education includes BS FAMU, additional labs, and studies include FSU, UCLA, Berkley, Stetson University, Dartmouth, NASA, USC ETC, Nortel Network, Cisco, Sonet, Stn, Atm, Star Hub, DMS 200/300, DMS 500, DSL, PPOE, PPOA,  MPLS, OSPF, BGP4, VOIP, HDTV transport, e911, video switching, ss7 signaling, cable plant, catv, emergency diaster planning, satellite, voice, data, video, fiber optics, micro wave, two-way radio, management systems, and billing systems.

Jon J. Jannotta has been a director since April 2000, Executive Vice President from April 2000 until December 2003 and since then our Co-Chairman of the Board and President. Mr. Jannotta is a licensed architect and general contractor. Since January 1997, Mr. Jannotta has been a principal and director of Jon J. Jannotta Architects-Planners, Inc. Mr. Jannotta has experience in the practice of architecture, the construction industry and urban development, and general business administration.

Nana Yalley has been a director since January 2002; Chief Information Officer from September 2001 until December 2003 and Executive Vice President and Vice Chairman of the Board since December 2003. From September 1999 to September 2001, Mr. Yalley was the chief executive officer of Nexcode Inc., which he co-founded. We acquired Nexcode in August 2001. From February 1997 to September 1999, Mr. Yalley was the chief executive officer of Allnet Broadcasting.com Inc., a producer of digital video and audio compression and encryption (software and/or hardware). Mr. Yalley has more than 15 years of experience in the music and technology industries, having worked as a music composer and producer as well as an audio engineer and sound effects designer for film and television. Mr. Yalley designed metronome-based midi controller software for live music performers, and he built and operated a custom recording studio. He is a co-developer of Nexcode’s NetDVD technology.

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SECTION 2- FINANCIAL INFORMATION

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the Registrant will file the financial statements of the business acquired as required by Item 9.01(a)(1) within seventy one days after the due date of this Report.

(b) Pro Forma financial information.

In accordance with Item 9.01(b)(2) of Form 8-K, the Registrant will file the pro forma financial information required by Item 9.01(b)(1) within seventy one days after the due date of this Report.

(c) Exhibits.

Listed below are all exhibits to this Current Report of Form 8-K.

Exhibit Number	Description

* 2.1	Agreement and Plan of Reorganization, dated as of July 16, 2004, as amended
99.1	Services Agreement dated as of July 18, 2003 (1)
* 99.2	Shareholder Agreement dated October 6, 2004 by and among Media and Entertainment.com, Inc., Winston Johnson, Nana Yalley and Jon Jannotta
* 99.3	Form of Exchange Agreement
*Filed herewith.

(1)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-KSB for December 31, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA AND ENTERTAINMENT.COM, INC.
(Registrant)

Date: October 15, 2004      By: /s/ Winston Johnson________________
   Winston Johnson
   Chief Executive Officer

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